Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Australian Forest Industries, Inc.

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of Australian Forest Industries, Inc. of our report dated May 1, 2005 relating to the financial statements of Australian Forest Industries, Inc. appearing in the Annual Report on Form 10-KSB of Australian Forest Industries, Inc. for the year ended December 31, 2004.


  /s/ Meyler & Company LLC
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Meyler & Company LLC
Certified Public Accountants



Middletown, New Jersey
November 25, 2005